Exhibit 99.1

INVESTOR RELATIONS CONTACT:
Steve Barnhart,
Senior Vice President and Chief Financial Officer
847-286-8700
FOR IMMEDIATE RELEASE:
June 3, 2013

SEARS HOMETOWN AND OUTLET STORES, INC. ANNOUNCES RELEASE DATE FOR 2013 Q1 EARNINGS RELEASE

HOFFMAN ESTATES, IL. - Sears Hometown and Outlet Stores, Inc. (NASDAQ: SHOS) today announced that it intends to issue its 2013 first fiscal quarter earnings release on June 7, 2013.